CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of January 28, 2011 between CT Partners (“Consultant”), and Diversified Opportunities, Inc., a Delaware corporation (the “Company”), with respect to the following:

WHEREAS, CT Partners has agreed to provide certain services to the Company relating to its operations and the parties have agreed to enter into a consulting agreement effective as of July 1, 2010 pursuant to which CT Partners will provide certain services to the Company;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1.

Description of Services.  Consultant shall provide financial, public filing and operational services to the Company on an as needed basis in order for the Company to maintain its public company status.

2.

Compensation and Payment.  Commencing effective as of July 1, 2010 and during the term of this Agreement, Consultant shall be paid $10,000 per month payable on the first day of each month.  All unpaid amounts hereunder shall accrue until such time as the Company may have the financial resources to make payment.

3.

Expenses.  Consultant shall be reimbursed for all reasonable expenses incurred providing the Services upon submission to the Company of supporting documentation.

4.

Term.  Either party may terminate this Agreement upon written notice to the other party.

5.

Independent Contractor.

(a)

The parties expressly intend and agree that Consultant is acting as an independent contractor of Company.  Nothing contained in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties, nor does it grant either party any authority to assume or create any obligation on behalf of or in the name of the other.  Nothing in this Agreement should be construed as a guarantee or promise about any outcome in connection with the services or the ability to maintain the public company status of the Company, and neither the Consultant nor its partners make such guarantee or promise.  The Company acknowledges that Consultant and its partners will have an ownership interest in the Company.

(b)

The Company acknowledges this engagement is not exclusive.  During the term of this Agreement, the Consultant and its partners may act, directly or indirectly, either as an consultant, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage, participate in or perform services for any other business.  The Company acknowledges and agrees that the provision of legal services and/or legal services for an acquisition transaction is subject to a separate engagement agreement with a CT Partner.

6.

Assignment.  Neither may assign its rights, duties and obligations under this Agreement to any third party without the prior consent of the other party.

7.

Indemnification.  Unless the Consultant performs any of its Services under this Agreement in a grossly negligent manner or is guilty of willful misconduct with regard to the Services, (i) Consultant and its partners shall not be liable to the Company, or any officer, director, employee, agent or shareholder of the Company (each, a “Company Party”) for any action taken or loss suffered by any Company Party, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind or any matter or thing arising out of its conduct hereunder; and (ii) the Company shall indemnify and hold harmless the Consultant and each of its partners and hold each of them harmless against and in respect of any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of this Agreement or the Consultant or its partners acting under this Agreement, including all reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim.

8.

Applicable Law.  This Agreement shall be governed by the laws of the State of California without regard to its conflict of laws and choice of law provisions, and any action to enforce or interpret the provisions of this Agreement or the rights and obligations of the parties arising hereunder shall be maintained only in and the parties hereby expressly consent to the jurisdiction of, the courts of San Diego County, California.

9.

Entire Agreement; Modification.  This Agreement, together with the exhibit attached hereto, which is incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof.  No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

10.

Severability; Non-Waiver.  In the event that any of the terms, conditions or provisions of this Agreement are held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect.  The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party’s right thereafter to enforce each and every provision of this Agreement.

11.

Representation by Counsel; Construction.  Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel.  Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance.  This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

12.

Authority; Capacity.

Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary corporate action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary corporate power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

13.

Counterparts.

This Agreement may be executed in any number of counterparts and delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

The undersigned have caused their authorized representatives to execute this Agreement as of the date first set forth above.

CT Partners

Diversified Opportunities, Inc.

By: /s/ Jonathan Shultz

By: /s/ Kevin Russeth

       Jonathan Shultz

       Kevin Russeth, CEO

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